Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)
Delcath Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Exhibit 107

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share		(2)	(3)	(3)
	Equity	Preferred Stock, par value $0.01 per share		(2)	(3)	(3)
	Debt	Senior Debt Securities		(2)	(3)	(3)
	Other	Warrants		(2)	(3)	(3)
	Other	Units		(2)	(3)	(3)
	Unallocated (Universal) Shelf	-	Rule 457(o)	(2)	(3)	$54,044,398	0.00014760	$7,976.95
Fees Previously Paid	-	-	-	-	-	-	-	-

Exhibit 107

Carryforward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share(1)	Rule 415(a)(6)	(4)	$12,955,602	0.0001091		S-3	333-257428	July 2, 2021	$1,413.45
	Equity	Preferred Stock, par value $0.01 per share(1)	Rule 415(a)(6)
	Debt	Debt Securities(1)	Rule 415(a)(6)
	Other	Warrants(1)	Rule 415(a)(6)
	Other	Units(1)	Rule 415(a)(6)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(4)	$83,000,000	0.0001091		S-3	333-257428	July 2, 2021	$9,055.3
	Total Offering Amounts				$150,000,000		$7,976.95
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due						$7,976.95

Exhibit 107

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	Delcath Systems, Inc. (the “Registrant”) is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants and units to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities that may be issued upon exercise of warrants and sale of units. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $95,955,602 of unsold securities (the “July 2021 Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-257428), which was declared effective on July 2, 2021 (the “July 2021 Registration Statement”). The July 2021 Unsold Securities include $12,955,602 of unsold common stock pursuant to the sales agreement prospectus supplement, dated February 27, 2023, to the prospectus supplement dated November 9, 2021. In connection with the filing of the July 2021 Registration Statement, the registrant paid a filing fee of $10,468.76 associated with the offering of the July 2021 Unsold Securities (based on the filing fee rate in effect at the time of the filing of the July 2021 Registration Statement). The filing fee associated with the offering of the July 2021 Unsold Securities is hereby carried forward to be applied to the July 2021 Unsold Securities registered hereunder, and no additional filing fee is due with respect to the July 2021 Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any July 2021 Unsold Securities pursuant to the July 2021 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of July 2021 Unsold Securities from the July 2021 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the July 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.